Exhibit 23.8

CONSENT OF DIRECTOR NOMINEE

Pursuant to Rule 438 promulgated under the Securities Act of 1933, as amended, the undersigned hereby consents to the use of his name as a Director Nominee in the registration statement on Form S-11, and any amendments thereto, to be filed by Ladder Capital Realty Finance Inc.

/s/ Thomas J. A. Lavin
Thomas J. A. Lavin

Dated: September 10, 2009